EXHIBIT 21
                              HILLS BANCORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


      Name Of Subsidiary                                  State Of Incorporation
--------------------------------------------------------------------------------

Hills Bank and Trust Company                                     Iowa

LBC, Inc.                                                        Iowa

Hills Bank Kalona                                                Iowa